Exhibit 5.1
May 24, 2007
Sipex Corporation
233 South Hillview Drive
Milpitas, CA 95035
RE: REGISTRATION STATEMENT ON FORM S-1
Ladies and Gentlemen:
     We have acted as counsel to Sipex Corporation, a Delaware corporation (the “Company”), in connection with the registration under the Securities Act of 1933, as amended, of (1) up to $15,000,000 aggregate principal amount of 5.5% Redeemable Convertible Senior Notes due 2026 (the “Notes”) issued pursuant to an Indenture, dated as of May 16, 2006 (the “Indenture”), by and between the Company and Wells Fargo Bank, National Association, as trustee (the “Trustee”), which are convertible into shares of common stock, $0.01 par value per share (the “Common Stock”), of the Company (as converted, the “Conversion Shares”), (2) warrants (the “Warrants”) to purchase 419,776 shares of Common Stock (as exercised, the “Warrant Shares”), and (3) 3,540,112 shares of Common Stock, which represent 110% of the Conversion Shares and 110% of the Warrant Shares (the “Shares” and collectively with the Notes and the Warrants, the “Securities”). The Securities are to be offered and sold by certain securityholders of the Company (the “Selling Securityholders”). In this regard, we have participated in the preparation of a Registration Statement on Form S-1 registering the Securities for resale (Registration No. 333-138740) (such Registration Statement, as it may be amended from time to time, is referred to herein as the “Registration Statement”).
     As your legal counsel, we have examined the proceedings taken by you in connection with the issuance and sale of the Securities, and we have examined such other proceedings and documents as we have deemed necessary or appropriate as a basis for the opinion given herein. It is our opinion that the Securities have been validly issued and are fully paid and non-assessable.
     We consent to the use of this opinion as an exhibit to the Registration Statement and further consent to the use of our name wherever appearing in the Registration Statement the prospectus contained therein, and any supplement to the prospectus referred to therein, and in any amendment or supplement thereto.
Sincerely,
WILSON SONSINI GOODRICH & ROSATI
Professional Corporation
/s/ Wilson Sonsini Goodrich & Rosati, P.C.